Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

I, Gaurav Anand, the Chief Financial Officer of Coupang, Inc., certify, to the best of my knowledge and pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Coupang, Inc. for the fiscal quarter ended September 30, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Coupang, Inc.

Date: November 8, 2023

By:	/s/ Gaurav Anand
Gaurav Anand
Chief Financial Officer (Principal Financial Officer)